Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527, 333-170716, 333-175852, and 333-184558 on Form S-8 of our reports dated 19 May 2021, relating to the consolidated financial statements of National Grid plc and the effectiveness of National Grid plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 March 2021.
/s/ Deloitte LLP
London, United Kingdom
8 June 2021